                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                               CPI CORP.
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


                               CPI CORP.
       ----------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

   ---------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   ---------------------------------------------------------------------

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   ---------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------

   3)  Filing Party:

   ---------------------------------------------------------------------

   4)  Date Filed:

   ---------------------------------------------------------------------

CPI CORP.
   PRODUCTS AND SERVICES FOR CONSUMERS

                                        1706 WASHINGTON AVENUE
                                        ST. LOUIS, MISSOURI 63103
                                        TELEPHONE (314) 231-1575


                              May 6, 1994

DEAR CPI CORP. STOCKHOLDER:

  You are cordially invited to attend the 1994 Annual Meeting of Stockholders of CPI Corp.

  The meeting will be held on Tuesday, June 7, 1994, at 10:00 a.m. (St. Louis, Missouri, time) at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103.

  I urge you to attend the meeting, if at all possible, since it provides an opportunity for you to discuss CPI Corp. with its management, in person. If you cannot personally attend, please vote your preference on the enclosed proxy card and return it promptly.

  It is important that your shares be voted, whether in person or by proxy. Your participation in CPI Corp.'s business through its annual meetings is an essential part of the corporation's governance.

  I look forward to seeing you.

                            Sincerely,


                                      /s/ Alyn V. Essman
                            ...........................................
                                          ALYN V. ESSMAN
                                       Chairman of the Board
                                    and Chief Executive Officer

                             CPI CORP.

                 NOTICE OF ANNUAL STOCKHOLDERS MEETING

TO OUR STOCKHOLDERS:

  The annual meeting of the stockholders of CPI Corp. (the
"Corporation") will be held on June 7, 1994, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. The items of business to be transacted at this meeting are as follows:

  1. To elect a Board of Directors for the ensuing year.

  2. To act upon a proposal to ratify the appointment of KPMG Peat Marwick, as the Corporation's independent certified public accountants for the fiscal year ending February 4, 1995.

  3. To act upon such other and further business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has specified April 25, 1994, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the meeting. For ten days prior to the annual meeting, this stockholder list will also be available for inspection by stockholders at the Corporation's offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during ordinary business hours.

  The Proxy Statement for the annual meeting is set forth on the following pages.

  SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THIS MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            By Order of the Board of Directors

                            /s/ Jane E. Nelson

                            JANE E. NELSON
                            Secretary and General Counsel

Dated and mailed: May 6, 1994

                               CPI CORP.

                        1706 WASHINGTON AVENUE

                       ST. LOUIS, MISSOURI 63103

             PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR

            THE ANNUAL MEETING OF STOCKHOLDERS OF CPI CORP.

                      TO BE HELD ON JUNE 7, 1994

                SOLICITATION AND REVOCATION OF PROXIES

  This Proxy Statement and the accompanying Proxy are being mailed beginning May 6, 1994, to holders of common stock of CPI Corp., a Delaware corporation (referred to herein collectively with its predecessor corporations as the "Corporation"), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on June 7, 1994, at 10:00 a.m., central daylight savings time, at CPI Corp., 1706 Washington Ave., St. Louis, Missouri 63103, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Corporation with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or represented by a Proxy.

  The cost of preparing, mailing, and soliciting Proxies will be borne by the Corporation. In addition to solicitations by the Corporation by mail, directors, officers, and regular employees of the Corporation may solicit proxies personally and by telephone, facsimile, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. The Corporation has also retained Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, to assist in the solicitation of Proxies from stockholders, including brokerage houses and other custodians, nominees, and fiduciaries and will pay that firm no more than $2,000 in fees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Corporation may reimburse them for their reasonable out-of-pocket and clerical expenses.

  The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Corporation at the principal office of the Corporation at the address set forth above at any time before the commencement of the Meeting or any adjournment thereof; (ii) attending the Meeting in person and voting thereat; or
(iii) executing and delivering to the Secretary of the Corporation a Proxy bearing a date and time later than that of the Proxy to be revoked. Revocation of the Proxy will not affect any vote previously taken.

  The Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment. Any proposals of stockholders intended to be presented at the 1995 Annual Meeting must be received by the Company no later than January 4, 1995 for inclusion in the Company's Proxy Statement and form of proxy.

  If a stockholder wishes to give a Proxy to someone other than the persons indicated on the accompanying Proxy, the stockholder must cross out both names appearing on the Proxy and insert the name or names of another person or persons to act as Proxies. The signed Proxy must be presented at the Meeting by the person or persons representing the stockholder.

                 OUTSTANDING SHARES AND VOTING RIGHTS

  Only holders of common stock of the Corporation of record at the close of business on April 25, 1994, are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Meeting. As of the close of business on April 25, 1994, 14,433,702 shares of common stock were issued and outstanding, and 50% of these shares constitutes a quorum, which must be present in person or by proxy at the Meeting to conduct business. At the Corporation's 1991, 1992 and 1993 annual meetings 84.9%, 85.5% and 93.7%
respectively, of the issued and outstanding shares of common stock were present and voting. The Corporation has no issued and outstanding shares of any other class of stock.

  Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote for:

  (1) THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN; AND

  (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS
      INDEPENDENT AUDITORS FOR THE YEAR 1994.

  When a Proxy is returned to the Corporation properly signed and dated, the persons designated as Proxies shall vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Corporation's Board of Directors.

  Directors of the Company shall be elected by a plurality vote. All other questions shall be determined by a majority of the votes cast thereon. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

               ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

  Eight directors are to be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. Six of the nominees are presently directors of the Corporation.

  Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Corporation. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

  The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are:



                              DIRECTOR
    NAME                        SINCE                                  PRINCIPAL OCCUPATION                              AGE
    ----                      --------                                 --------------------                              ---

Milford Bohm                    1942         Managing Partner of Milford Bohm and Associates,                             72
                                              personal investments.
Alyn V. Essman                  1968         Chairman and Chief Executive Officer of                                      62
                                              the Corporation.
Russell Isaak                   1992         President of the Corporation.                                                51
Mary Ann Krey                     -          Chief Executive Officer, Krey Distributing Co., an                           46
                                              Anheuser-Busch beer distributor in St. Charles and Lincoln Counties,
                                              Missouri.
Lee M. Liberman                 1982         Chairman Emeritus of the Board of Laclede Gas                                72
                                              Company, a St. Louis, Missouri, public utility.

                                    3

                              DIRECTOR
    NAME                        SINCE                                  PRINCIPAL OCCUPATION                              AGE
    ----                       -------                                 --------------------                              ---

Nicholas L. Reding              1992         Vice Chairman of Monsanto Company, a St. Louis,                              59
                                              Missouri manufacturer of chemicals, pharmaceuticals, and other products.
Martin Sneider                    -          President, Edison Brothers Stores, Inc., a St. Louis                         51
                                              based company that operates numerous specialty chains throughout the
                                              United States.
Robert L. Virgil                1982         Principal, Edward D. Jones, a full service retail                            59
                                              brokerage firm located in St. Louis.


  Mr. Bohm founded the predecessor of the Corporation in 1942 and was employed by the Corporation from that time until retirement in February 1988 in various positions, including Chief Executive and Chairman until 1973, and then as Chairman of an officers' committee until his election as Chairman Emeritus in 1978. Since his retirement from CPI, Mr. Bohm has served as Managing Partner of Milford Bohm & Associates.

  Mr. Essman joined the Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief
Executive Officer of the Corporation since 1973. He currently chairs the Corporation's Executive Committee of officers.

  Mr. Isaak joined the Corporation as Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President-Finance/
Administration in February 1982. Effective February 1992, he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

  Ms. Krey is CEO of Krey Distributing Co., an Anheuser-Busch beer distributor in the metropolitan St. Louis market. She has served in that capacity since 1986. Ms. Krey is a trustee of Washington University in St. Louis. She also serves as a director of Commerce Banks of St. Louis and St. Charles County, Laclede Gas Company, and a number of other organizations in Missouri.

  Mr. Liberman has served as a director of the Corporation since 1982. He is the Chairman Emeritus of Laclede Gas Company, a St. Louis, Missouri, public utility, and served as Chairman of the Board of that company from April 23, 1976 until his retirement from the Board on January 27, 1994. He is also a director of Angelica Corporation, Boatmen's Bancshares, Inc., Falcon Products, Inc., Insituform Mid-America, Inc., and INTERCO Incorporated.

  Mr. Reding has served as a director of the Corporation since 1992. He is the Vice Chairman of Monsanto Company. From 1990 through 1992 he served as Executive Vice President of Monsanto, with responsibility for environment, safety, health and manufacturing operations. From 1986 until 1990, he served as president of Monsanto Agricultural Company, an operating unit of Monsanto Company. Mr. Reding joined Monsanto in 1956. He also serves as a director of Monsanto Company, Multifoods Corp. and Meredith Corp.

  Mr. Sneider has served as President of Edison Brothers Stores, Inc., a St. Louis, Missouri based company that operates numerous specialty chains nationwide, since 1987. He has held various positions within Edison Brothers since 1968 and has served on that company's Board of Directors since 1978. Mr. Sneider also serves as a director of Angelica Corporation and Mercantile Trust Company, N.A. He is a trustee of
St. Louis Children's Hospital and Washington University in St. Louis.

  Mr. Virgil has served as a director of the Corporation since 1982. On September 1, 1993, Mr. Virgil became a principal with Edward D. Jones, a full service retail brokerage firm located in St. Louis, Missouri. Prior to accepting that position, Mr. Virgil served as Executive Vice Chancellor of University Relations and Dean of the John M. Olin School of Business of Washington University in St. Louis. He joined the School's faculty in 1964. He also serves as a director of General American Life Insurance Company, Maritz, Inc., and Allied Healthcare Products, Inc.

                          EXECUTIVE OFFICERS

  Following is a list of all individuals who served as Executive
Officers during 1993:

Alyn V. Essman (62)........... Chief Executive Officer. Mr. Essman joined the
                               Corporation in 1956 as Controller. He was appointed President in 1969 and has served as Chairman and Chief Executive
                               Officer of the Corporation since 1973.
                               He currently chairs the Corporation's
                               Executive Committee of officers.

  Russell Isaak (51)..........President. Mr. Isaak joined the Corporation as
                              Controller in 1972. He became the Corporation's Chief Financial Officer in 1978 and was appointed Vice President/Finance in 1979 and Executive Vice President-Finance/Administration in February 1982. In February, 1992 he was appointed President of the Corporation and is also a member of the Corporation's Executive Committee of officers.

David E. April (51).......... Senior Executive Vice President. Mr. April joined the Company in 1963 as a supervisor trainee and subsequently became Vice President of Laboratory Operations. In 1981, he became Vice President and General Manager of Laboratory Operations, in February 1984, he became President of the Laboratory Operations, and in February 1987, he was named President of Manufacturing. Effective February 1992, Mr. April was appointed Senior Executive Vice President and is a member of the Office of the President and of the Executive Committee of officers.

Patrick J. Morris (54)........Senior Executive Vice President. Mr. Morris
                              joined the Company in May 1985 as its Executive Vice President-Marketing. Effective February 1992, he was appointed Senior Executive Vice President, and is a member of the Office of the President and of the Executive Committee of officers.

Barry C. Arthur (51)..........Executive Vice President-Finance and Chief
                              Financial Officer. Mr. Arthur joined the Company in 1965 as an accountant and subsequently became Controller. In 1981, he was appointed Treasurer, and in July 1983, he was named Vice President-Finance. He was appointed to his current position effective February 1992 and is a member of the Executive Committee of officers.

Jane E. Nelson (44)...........Secretary and General Counsel. Ms. Nelson joined the Company in 1988 as Assistant General Counsel and served as Associate General Counsel and Assistant Secretary. She was promoted to her current position in February 1993 and is a member of the Corporate Development Council. Prior to coming to CPI, Ms. Nelson was an associate with the St. Louis law firm of Husch and Eppenberger.

Fran Scheper (48).............Executive Vice President-Human Resources. Ms.
                              Scheper joined the Company in 1967 as Personnel Assistant. She was promoted to Assistant Personnel Director in 1982 and in January 1987 became Vice President-Human Resources. She was appointed to her current position in February 1992 and is a member of the Executive Committee of officers.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the Company's best knowledge, the following table sets forth beneficial owners of more than five percent of the common stock of the Corporation as reported on Schedules 13-D and 13-G filed with the SEC by such beneficial owners.



            (1)                                        (2)                                        (3)                   (4)
    TITLE                                     NAME AND ADDRESS OF                        AMOUNT AND NATURE OF      PERCENT OF
  OF CLASS                                      BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP         CLASS
  --------                                    -------------------                        --------------------      ----------

Common Stock               Systematic Financial Management, Inc.,
                            ("Systematic"), Cash Flow Investers, Inc. ("CFI"), and
                            Kenneth S. Hackel ("Hackel")                                      1,645,620(1)            11.19%
                           Two Executive Drive
                           Fort Lee, New Jersey 07024

Common Stock               NewSouth Capital Management                                        1,607,936(2)             11.0%
                           755 Crossover Lane, Ste. 233
                           Memphis, TN 38117
Common Stock               Confederation Life Insurance Company                                 844,150(3)             5.78%
                           1 Mount Pleasant Rd.
                           Toronto, Ontario, Canada M4Y 2Y5
Common Stock               Dalton, Greiner, Hartman, Maher & Co.                                796,400(4)              5.4%
                           630 Fifth Ave., Ste. 3425
                           New York, New York 10111


- - -----

(1) As reported as a Group in accordance with Rule 240.13d-1(b)(1)(ii)(H) on their Schedule 13D, Amendment No. 1, dated July 30, 1993, Systematic beneficially owns 1,639,640 shares, or approximately 11.15% of the total shares outstanding on that day. CFI beneficially owns 5,980 shares, or approximately .04% of the total shares outstanding on that day. Hackel, the majority shareholder, President and principal executive officer of both Systematic and CFI, may be deemed to beneficially own the 1,645,620 shares owned in the aggregate by Systematic and CFI, representing approximately 11.19% of the total shares outstanding on that day. No member of the Group has sole voting power with respect to the shares. Systematic shares voting power with respect to 157,865 shares. CFI shares voting power with respect to 5,500 shares. Hackel does not share voting power with respect to any of the shares. Systematic has sole dispositive power with respect to 1,639,640 shares and CFI has sole dispositive power with respect to 5,980 shares. Hackel does not have sole dispositive power with respect to any shares. None of the members of the Group shares dispositive power with respect to the reported shares.

(2) As reported on their Schedule 13G dated February 4, 1994, NewSouth Capital Management, an Investment Advisor registered under Sec. 203 of the Investment Advisers Act of 1940, was the owner of 1,607,936 shares representing approximately 11% of the total shares outstanding on that day. NewSouth Capital Management has sole voting power for 1,537,936 of the shares, shared voting power for 70,000 of the shares, and sole dispositive power for 1,607,936 of the shares.

(3) As reported on their Schedule 13G dated February 10, 1994, Confederation Life, an Insurance Company as defined in Section 3(a)(19) of the Securities Exchange Act of 1934, was the owner of 844,150 shares, representing approximately 5.78% of the total shares outstanding on that day. Confederation Life has shared voting and shared dispositive power as to all the shares reported.

(4) As reported on their Schedule 13G, Amendment No. 1, dated January 18, 1994, Dalton, Greiner, an Investment Advisor registered under Sec. 203 of the Investment Advisers Act of 1940, was the beneficial owner of 796,400 shares, representing approximately 5.4% of the total shares outstanding on that day. Dalton, Greiner has sole voting power for 573,700 of the shares, shared voting power for none of the shares and sole dispositive power for 796,400 of the shares.

                   SECURITY OWNERSHIP OF MANAGEMENT

  Information is set forth below regarding beneficial ownership of Common Stock of the Company as of March 1, 1994, by (i) each person who is a director and nominee; (ii) each executive officer named in the Summary Compensation Table on page 12; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.


                                                                                                  (3)
                                                                                               AMOUNT AND
                                                                                               NATURE OF
            (1)                                         (2)                                    BENEFICIAL              (4)
           TITLE                                      NAME OF                                  OWNERSHIP             PERCENT
         OF CLASS                                BENEFICIAL OWNER                                (A)(B)             OF CLASS
         --------                                ----------------                              ----------           --------

Common Stock               David E. April...............................................        37,116(c)               *
Common Stock               Barry C. Arthur..............................................         7,614                  *
Common Stock               Milford Bohm.................................................        10,000                  *
Common Stock               Alyn V. Essman...............................................       308,180(d)             2.1%
Common Stock               Russell Isaak................................................       117,970                  *
Common Stock               Lee Liberman.................................................           400                  *
Common Stock               Patrick J. Morris............................................        17,392                  *
Common Stock               Nicholas Reding..............................................           200                  *
Common Stock               Robert Virgil................................................           600                  *
Common Stock               19 Directors and Executive Officers as a Group...............       570,590(e)             3.9%


- - -----

*Percentage does not exceed one percent.

(a) Includes the following shares which such persons have the right to acquire within 60 days after March 1, 1994 upon the exercise of employee stock options: Mr. April: 9,822; Mr. Arthur: 4,380;
    Mr. Essman: 31,326; Mr. Isaak: 17,970; Mr. Morris: 11,192; and
    directors and executive officers as a group: 135,850.

(b) Excludes 4,980 shares for Mr. April, 2,026 shares for Mr. Arthur, 79 shares for Mr. Isaak; 977 shares for Mr. Morris; and 19,850 shares for directors and executive officers as a group, all held under the CPI Corp. Employees Profit Sharing Plan and Trust. With respect to such shares, the executives have neither voting power nor investment power.

(c) Excludes 70 shares beneficially owned by Mr. April's wife in an IRA, as to which he expressly disclaims beneficial ownership.

(d) Includes 19,116 shares as to which Mr. Essman shares voting and investment power pursuant to an investment partnership. Excludes 40,000 shares beneficially owned by Mr. Essman's wife, as to which he expressly disclaims beneficial ownership.

(e) Excludes 43,593 shares beneficially owned by members of the immediate family of certain executive officers, as to which those executives expressly disclaim beneficial ownership.

                     BOARD AND COMMITTEE MEETINGS

  During the fiscal year ended February 5, 1994 ("fiscal year 1993"), the Corporation's Board of Directors met 14 times. All directors attended more than 75% of the meetings that they were eligible to attend. The Board of Directors also acted by unanimous written consent on two other occasions.

  The Board of Directors has three committees, the Audit, Compensation and Nominating Committees. The Audit Committee's members are Messrs. Virgil (Chairman), Liberman, and Bohm. The Committee held four meetings during the last fiscal year. The Audit Committee is responsible for reviewing the financial statements of the Corporation and the scope of work of its independent auditors. The Committee also evaluates recommendations of the auditors, recommends areas of review to the Corporation's management, and reviews and evaluates the Corporation's accounting policies, reporting practices, and internal controls.

  The Compensation Committee's members are Messrs. Liberman (Chairman), Virgil, Bohm and Reding. The Committee held four meetings during the last fiscal year and acted by unanimous consent on nine occasions. The Compensation Committee also serves as the Stock Option Committee under the Corporation's 1991 Stock Option Plan.

  In 1993, the Nominating Committee consisted of the Board of Directors as a whole. A Nominating Committee was established by the Board of Directors as of February 3, 1994. The members of the Committee are Messrs. Reding (Chairman), Liberman and Virgil. The Nominating Committee is charged with nominating qualified members for the Corporation's Board of Directors. The Nominating Committee will consider nominees recommended by security holders. Any security holder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporation's Secretary.

                       COMPENSATION OF DIRECTORS

  Each director who is not an officer receives a retainer of $10,000 per year plus $850 for each Board and committee meeting he attends. Directors who are also officers receive no retainer or other compensation for service as directors.

  Effective April 4, 1991, the Corporation established the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Directors' Plan"). Participation in the Directors' Plan is limited to directors who are not employees of the Corporation. The plan is administered by a committee composed of directors who are employees and the Chief Financial Officer and the General Counsel of the Company. The committee may amend, modify, or terminate the plan at any time.

  The Directors' Plan has compensation deferral and phantom stock components. Under the deferral components, a participating director must irrevocably elect before the beginning of a fiscal year to defer up to all (but not less than $5,000) of his retainer, fee, and other compensation for such fiscal year. The director also selects a deferral period of not less than three years, although the deferral period will be shortened by the director's death, total and permanent disability, or resignation or retirement from the Board or any other termination of Board service. At the time of the election to defer, the director must also choose to receive the deferred amount in a lump sum or in a specified number of installments, not to exceed ten. All such amounts are payable in cash.

  During fiscal year 1993, Mr. Liberman deferred $21,050 in fees and received dividend equivalents in the amount of $6,247. Mr. Liberman has elected to defer his fees for fiscal year 1994 and has received dividend equivalents in the amount of $1,782 during the current fiscal year. Messrs. Bohm, Reding and Virgil did not elect to defer any fees for fiscal year 1993. In fiscal 1994 Mr. Bohm has elected not to defer any fees, Mr. Virgil has elected to defer 50% of his fees, and Mr. Reding has elected to defer all of his fees. Growth Units on deferred amounts were credited at $11.75 per unit for deferrals during fiscal year 1993 and will be credited at $12.01 for deferrals during the current fiscal year.

  Under the Directors' Plan, the participants also receive 200 Phantom Stock Rights ("Rights") for each year of service as a non-management director. Accordingly, as of June, 1993, Messrs. Bohm, Liberman, Reding and Virgil were each credited with 200 Rights. For each future year of service, participants will receive 200 Rights after the completion of the year. The Rights mature on the earliest of the director's (i) death, (ii) total and permanent disability, (iii) reaching age 65 if the participant is no longer a director, (iv) resignation or retirement from the Board or any other termination of Board service after age 65, or (v) reaching age 70 (but in no event in the case of (iii) and (v) less than six months after the date of the award). At maturity, the Rights are valued at the average of the last sale price of the Corporation's common stock on the New York Stock Exchange as reported in The Wall Street Journal during the six month period immediately preceding the maturity date multiplied by the number of Rights credited to the director's account. Before the maturity of his Rights, a participant must irrevocably elect either to receive a lump sum payment or to defer payment of all or part of the amount pursuant to the deferred compensation component of the plan described above. Payments are made only in cash.

  During fiscal year 1993, the 200 Rights credited to Mr. Liberman automatically matured and, pursuant to his deferral election, were credited to his deferred compensation account. Mr. Liberman's Rights matured at a value of $15.51 per Right and, accordingly, $3,102 was credited to Mr. Liberman's deferred compensation account. Growth Units on the deferred amount were credited at $11.75 per unit. Also during fiscal year 1993, the 200 Rights credited to Mr. Bohm automatically matured and were paid out to Mr. Bohm in cash. Mr. Bohm's Rights matured at a value of $15.51 per Right and, accordingly, Mr. Bohm received a payment of $3,102.

           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Pursuant to becoming an insider of the Company as of February 6, 1993, Jane E. Nelson timely filed a Form 3, however through clerical error the Form 3 failed to disclose 79 shares of stock held indirectly in the Company's Profit Sharing Plan. The omission was included in an Amendment to Form 3 filed ten days late on February 26, 1994. No other incidents of late filing occurred during the fiscal year to the best of the Company's knowledge.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following disinterested directors served as members of the Compensation Committee of the Board of Directors during the last fiscal year: Lee Liberman (Chairman), Milford Bohm, Nicholas Reding, and
Robert Virgil. Mr. Bohm was an officer of the Corporation until his retirement in February, 1988.

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Stockholders:

  General Compensation Policy

  Executive compensation at CPI Corp. and its subsidiaries is based on a variety of factors which contribute to corporate performance and enhance total return to stockholders. Executive compensation packages include base salary, annual performance-based bonus, stock options, company contributions to a stock ownership program and earnings on Growth Units for compensation deferred from prior years under the Corporation's deferred compensation program. The Board, on the recommendation of the Compensation Committee, considered the following objectives in awarding executive compensation in 1993, each of which the Board believes contributes to stockholder value:

  1. paying for performance, both long-term and short-term;

  2. increasing emphasis on variable incentive compensation as opposed to base compensation;

  3. recognizing and rewarding the executive's contributions as reflected in the performance of his or her unit and in the performance of the Corporation as a whole;

  4. providing a competitive and equitable compensation program to attract, retain and motivate key executives; and

  5. importantly, aligning stockholder, management and employee interests.

  Base Salary

  The base salaries paid to the Corporation's executives are reviewed annually. They are based on a number of factors, including an evaluation of the individual's effectiveness in performing his or her responsibilities, external competitiveness, internal equity, tenure in position, overall responsibility, knowledge, and special assignments. The external competitiveness is determined on the basis of a review of CPI's executive compensation programs. The most recent review was conducted by KPMG Peat

Marwick and completed in 1992. External competitiveness was measured against 50 service companies with revenue of $200 to $500 million. These companies were selected because they have annual revenues comparable to CPI and operate in the same service sector as CPI. Salaries of CPI executive officers fell within the high end of the comparable range as of the date of comparison.

  The review by KPMG Peat Marwick also assisted the Compensation Committee in tying compensation strategies to CPI's goals and supported the Compensation Committee's desire to place greater emphasis on long-term incentives in compensation packages for top executives. The base salaries of all executives earning $300,000 or more were capped in 1992 for a period of five years.

  The Chief Executive Officer and the four named executive officers voluntarily reduced their 1993 base salaries in the aggregate amount of $456,250 pursuant to the Corporation's Voluntary Stock Option Plan described below.

  Annual Bonus

  The Company's pre-determined earnings per share targets were not attained in 1993. Accordingly, no performance-based bonuses were granted. The Compensation Committee has the authority to award discretionary bonuses, and Barry Arthur received a discretionary bonus for 1993 in the amount of $9,000 based on his level of compensation and related responsibilities as compared to the other named executives and his excellent service to the Corporation in 1993.

  Stock Options

  The only stock options granted to the named executive officers in 1993 were those awarded under the Voluntary Stock Option Plan approved by the Corporation's stockholders at their 1993 Annual Meeting. Under this Plan, options were awarded to CPI executives who voluntarily elected to reduce their salaries. One option was awarded for each $2.50 in salary reduction, from a minimum of 5% to a maximum of 25% of base salary.

  The Compensation Committee believes the Voluntary Stock Option Plan further strengthens the link between executive compensation and corporate performance and return to the stockholders. For 1993, sixteen executive officers elected total salary reductions of $600,710. Of that amount, the base salaries paid to the Chief Executive Officer and the four named executive officers were reduced by a total of $456,250 under this Plan in 1993. A total of 240,284 options were granted to the sixteen executives as a result of their salary reductions, of which 188,500 were granted to the Chief Executive Officer and the four named executive officers. The size of each option award made under this Plan was dependent on the salary reduction elected by the executive.

  Another purpose of the Plan is to reduce compensation expenses. The Plan was reauthorized for 1994.

  A total of 58,972 options were granted to officers of the Corporation in 1993 pursuant to a Stock Option Plan approved by shareholders in 1992. These awards ranged from 1,406 to 40,000 options per recipient. No options were awarded under this plan in 1993 to the Chief Executive Officers or to any other of the four named executives.

  As of the end of the 1993 fiscal year, all unexercised options held by CPI executives were at exercise prices above current price.

  Growth Units on Deferred Compensation

  Growth Units are created when an executive elects to defer up to 50% of his or her annual incentive bonus under the Corporation's deferred compensation program. Executives continue to earn appreciation on these Growth Units based on increases in the Corporation's book value over the course of a year and the addition of non-dividend equivalents that adjust for the dilutive effect of a repurchase of corporate stock in 1989. Executives also earn dividend equivalents at the same rate that dividends are paid to stockholders based on the number of Growth Units in the executives' accounts. An executive's earnings under this part of the Corporation's incentive compensation plan depend upon payment of dividends and overall corporate performance as reflected in growth of the stockholders' equity due to the growth in retained earnings. No Growth Units were issued to the Chief Executive Officer or the four named executives in 1993.


  Company Contributions to Stock Ownership Program

  All employees, including executives, who meet minimum age and service requirements, are eligible to contribute up to 10% of their base salaries to their individual accounts in the Corporation's Investment Growth Program. A maximum of 5% of each participant's voluntary contributions is matched by a minimum of 30% and a maximum of 70% of corporate stock, depending on achievement of predetermined levels of net income before taxes and bonuses. For 1993, the match was 30%. Although each of the named executive officers was eligible to participate in the Program, only Patrick Morris, David April and Barry Arthur participated in 1993.

  Compensation of the Chief Executive Officer

  Mr. Essman's compensation is based on the policies and programs described above for all executives. His base salary is established under his current employment agreement and is based on the Board's evaluation of his effectiveness in performing his responsibilities. Presently, Mr. Essman's base salary is frozen through 1996. In 1993, Mr. Essman elected to reduce his base compensation by 25% under the Corporation's Voluntary Stock Option Plan. Mr. Essman did not receive a bonus for 1993. No options were granted to Mr. Essman in 1993 except those for which he elected a salary reduction under the Corporation's Voluntary Stock Option Plan. Since no bonus was earned by Mr. Essman in 1993, no additional dividend Growth Units were credited to his Deferred Compensation Accounts in 1993. Mr. Essman did not participate in the Corporation's Investment Growth Program in 1993, and, therefore, did not receive a match of CPI stock.

  Compliance with IRC Section 162(m)

  At this time, the Committee does not anticipate payments in excess of $1 million to any one executive, and, accordingly, has elected to defer formulation of a policy regarding compliance under Section 162(m) of the Internal Revenue Code until such time as it may be relevant.

  All compensation actions taken in 1993 were in concert with the principles identified in the Corporation's General Compensation Policy described above. In particular, compensation awarded in 1993 furthers the Compensation Committee's desire to shift emphasis from base salaries to at-risk compensation which, in the Committee's opinion, further aligns executive compensation with shareholder interests.

  The overriding goal of CPI's pay-for-performance executive compensation policy, as established by the Committee, is to strengthen the dependence of executive compensation upon the long-term enhancement of profitability and stockholder value.

  THE CPI CORP. COMPENSATION COMMITTEE


      Milford Bohm             Nicholas Reding
      Lee Liberman, Chair      Robert Virgil

                  COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation of the named executive officers for each of the last three years:

                      SUMMARY COMPENSATION TABLE



                                                                                                  LONG-TERM
                                                           ANNUAL COMPENSATION                  COMPENSATION
                                                -------------------------------------------     ------------
                                                                                                 SECURITIES
                                                                                   (3)           UNDERLYING
                                                                  (2)         OTHER ANNUAL        OPTIONS/         ALL OTHER
   NAME & PRINCIPAL POSITION       YEAR         SALARY           BONUS        COMPENSATION          SARS          COMPENSATION
   -------------------------       ----         ------           -----        ------------       ----------       ------------
                                                  ($)             ($)              ($)              (#)               ($)
              (a)                  (b)            (c)             (d)              (e)              (f)               (g)

Alyn V. Essman, Chairman           1993       581,250(1)             0                0           77,500(4)           192(9)
and Chief Executive Officer        1992       775,000                0                0           77,500(5)           360(9)
                                                                                                  77,500(6)
                                   1991       735,275                0                            43,543(7)
                                                                                                   3,448(8)
Russell Isaak, President           1993       400,000(1)             0            4,946           40,000(4)           192(9)
                                   1992       500,000                0           12,728           50,000(5)           360(9)
                                                                                                  50,000(6)
                                   1991       426,557                0                            24,953(7)
                                                                                                   2,000(8)
Patrick J. Morris, Senior          1993       262,500(1)             0                0           35,000(4)           947(10)
Executive Vice President           1992       350,000                0            8,711           35,000(5)         1,115(11)
                                                                                                  35,000(6)
                                   1991       292,162                0                            15,416(7)
                                                                                                   1,370(8)
David E. April, Senior             1993       225,000(1)             0           24,485           30,000(4)         2,114(10)
Executive Vice President           1992       300,000                0           19,513           30,000(5)         1,115(11)
                                                                                                  30,000(6)
                                   1991       241,522                0                            13,436(7)
                                                                                                   1,296(8)
Barry C. Arthur, Executive         1993       135,000(1)         9,000            3,722            6,000(4)         1,755(10)
Vice President-Finance             1992       130,000            9,000            7,978           20,000(5)           958(11)
                                                                                                  20,000(6)
                                   1991        85,500           20,000                             6,016(7)
                                                                                                     555(8)


- - -----

 (1) Reflects voluntary salary reductions by the named executive officers under the corporation's Voluntary Stock Option Plan (the "VSOP"), which was approved by the stockholders on June 11, 1993. The VSOP provides that officers electing such reductions be awarded one stock option for every $2.50 in salary reduction. Participating executives may elect a reduction of 5% to 25% of their base salaries in exchange for the options. See footnote 4, below, for corresponding award of options. Eleven officers other than the named executives also participated in the VSOP in 1993.

 (2) Amounts earned for the respective fiscal year, even if deferred under the Corporation's Deferred Compensation and Stock
     Appreciation Rights Plan.

 (3) The amounts in this column represent above-market earnings on deferred compensation paid during the fiscal year.

 (4) Options awarded under the VSOP on June 11, 1993 become exercisable three years after date of award at an exercise price of $18.375 and expire eight years after date of award.

 (5) Options awarded on February 2, 1992 become exercisable four years after date of award at an exercise price of $30.00 and expire six years after date of award.

 (6) Options awarded on February 2, 1992 become exercisable five years after date of award at an exercise price of $35.00 and expire seven years after date of award.

                                    12


 (7) Options awarded on November 7, 1991 exercisable by one-third each year commencing November 7, 1992 at an exercise price of $22.375 and expire four years after date of award.

 (8) Options awarded on November 7, 1991 exercisable by one-third each year commencing November 7, 1992 at an exercise price of $29.00 per share and expire four years after date of award.

 (9) Life insurance premiums.

(10) Life insurance premiums of $192 plus employer contributions of stock to the profit sharing plan in the following amounts: Morris- $755; April-$1,922; and Arthur-$1,563.

(11) Life insurance premiums and employer contributions of stock to the profit sharing plan, respectively, in the following amounts:
     Morris-$360 and $755; April-$360 and $755; and Arthur-$293 and
     $665.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning stock option grants made in the last fiscal year to the individuals named in the Summary Compensation Table:



                        INDIVIDUAL GRANTS
        --------------------------------------------------------
                                       % OF TOTAL
                                         OPTIONS       EXERCISE
                            (2)        GRANTED TO       OR BASE                              POTENTIAL REALIZED VALUE
                          OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION             ASSUMED ANNUAL RATE OF STOCK
         NAME             GRANTED      FISCAL YEAR     ($/SHARE)       DATE                APPRECIATION FOR OPTION TERM
         ----             -------     -------------    ---------    ----------  -------------------------------------------------
                                                                                       0%            5%(3)           10%(3)
                            (#)                                                       ($)             ($)              ($)
          (a)               (b)            (c)            (d)           (e)            (f)            (g)              (h)

Alyn V. Essman.........    77,500        25.6%         $18.375        6/11/01           0            178,250           901,325
Russell Isaak..........    40,000        13.2%          18.375        6/11/01           0             92,000           465,200
Patrick J. Morris......    35,000        11.5%          18.375        6/11/01           0             80,500           407,050
David E. April.........    30,000         9.9%          18.375        6/11/01           0             69,000           348,900
Barry C. Arthur........     6,000         2.0%          18.375        6/11/01           0             13,800            69,780
All Stockholders(1)....      n/a*         n/a              n/a            n/a           0          8,351,323       144,902,771
All 27 Optionees.......   303,276         100%              (2)            (2)          0            293,147         2,994,686
Optionee Gain as % of
 All Stockholder Gain..      n/a          n/a              n/a            n/a           0            3.51%            2.07%


- - -----

 * not applicable

(1) Gain for all stockholders was determined based on the number of shares outstanding and the opening price on June 11, 1993, the date when the majority of options were granted, a price per share equal to the average exercise price for all optionees, $20.12, and an 8-year term.

(2) Each non-qualified option awarded to the named executives was granted on June 11, 1993 under the Company's Voluntary Stock Option Plan (the "VSOP"). The options become exercisable three years after the date of grant, remain exercisable for five additional years, and then expire. Unexercised options become immediately exercisable upon the occurrence of a Change of Control of the Corporation. If the optionee's employment is terminated for cause, then the period for exercising the options shall end (i) three months after the third anniversary of the date of grant if such termination occurs prior to such third anniversary, or (ii) three months after termination of employment if such termination occurs after such third anniversary. In addition, options were awarded to officers other than the named executives. On June 11, 1993, 51,784 options were awarded to executives not named in the table under the VSOP on the same terms as set forth above. Options were also awarded under the 1991 Stock Option Plan. On April 1, 1993, 20,000 options were awarded at $30.00, vesting four years and expiring six years after date of grant; 20,000 options were awarded at $35.00, vesting five years and expiring seven years after date of grant; and a total of 18,972 options were awarded at $17.00, vesting in 25% increments over the succeeding four years and expiring five years after date of grant. On July 1, 1993, a total of 4,020 options were awarded at $15.625, vesting in 25% increments over the succeeding four years and expiring five years after date of grant.

(3) Pre-tax gain. The amounts shown for 5% and 10% appreciation are projections required by SEC rules and are not intended to forecast possible future appreciation, if any, of the stock price of the
                                    13

    Company. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. The market price used for calculating potential realizable value for options awarded to the named executives is the closing price listed in The Wall Street Journal on June 10, 1993 of $14.00, which was the closing price on the last business day preceding the grant of more than 80% of the awards. The market price as of April 15, 1994 was 14.875. Based on this value, the stock would have to increase at least 24% for an optionee to realize a gain on exercise of the options. Gain reflected in these columns does not consider initial purchase price of $2.50 per option paid as a salary reduction by each optionee under the VSOP.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table sets forth information concerning option and SAR exercises in the last fiscal year, and options and SARs remaining unexercised at February 5, 1994, by the individuals named in the Summary Compensation Table:



                                                                                                                 VALUE OF
                                                                                       NUMBER OF                UNEXERCISED
                                                  (1)                                 UNEXERCISED              IN-THE-MONEY
                                            SHARES ACQUIRED                           OPTIONS/SARS             OPTIONS/SARS
                                              ON EXERCISE                              AT FISCAL                 AT FISCAL
                                              OF OPTIONS/            (2)             YEAR-END (#)              YEAR-END ($)
                                            # OF SECURITIES         VALUE             EXERCISABLE/             EXERCISABLE/
                  NAME                      UNDERLYING SARS        REALIZED          UNEXERCISABLE             UNEXERCISABLE
                  ----                      ---------------        --------          -------------            --------------
                                                                     ($)
                  (a)                             (b)                (c)                  (d)                       (e)


Alyn V. Essman..........................           0/                  -           31,326/170,665(3)               n/a*
                                                 22,921            $2,082          10,781/0(4)                     n/a
Russell Isaak...........................           0/                  -           17,970/108,983(3)               n/a
                                                 12,753             1,161           6,296/0(4)                     n/a
Patrick J. Morris.......................           0/                  -           11,192/75,594(3)                n/a
                                                  7,168               657           4,312/0(4)                     n/a
David E. April..........................           0/                  -            9,822/64,910(3)                n/a
                                                  5,286               492           4,392/0(4)                     n/a
Barry C. Arthur.........................           0/                  -            4,380/42,191(3)                n/a
                                                  2,379               221           1,824/0(4)                     n/a


- - -----

* not applicable because options/SARs were not in-the-money

(1) Under the Deferred Compensation and Stock Appreciation Rights Plan, SAR Units mature and become automatically payable after five years, however, receipt of the value underlying the SARs may be deferred by the executive at his election. SARs listed above matured and were paid to all named executives on February 6, 1993. In addition, SARs matured and were paid to Messrs. Essman, Isaak, and Morris on February 8, 1993.

(2) The dollar value of an SAR Unit is determined as of the date the SAR matures, and is equal to the amount, if any, by which the lower of (i) the average fair market value for the six-month period immediately preceding the date that the SAR Units mature ($17.843 for Units maturing February 6th and $17.848 for Units maturing February 8th), or (ii) the fair market value as of November 6, 1991 ($22.375), exceeds the initial value established by the Compensation Committee ($17.75) multiplied by the number of SAR Units credited to a participant's account. Based on this formula, the value of the February 6 and February 8 SAR Units is $.093 and $.098, respectively.

(3) Non-qualified stock options.

(4) SAR Units.

RETIREMENT PLAN

  The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under the Corporation's qualified Retirement Plan and Trust.

                          PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                  -----------------------------------------------------------------------------------------
        REMUNERATION              10            15             20            25             30            35             40
        ------------              --            --             --            --             --            --             --

  $ 30,000..................    $3,000        $4,500        $ 6,000        $ 7,500       $ 9,000        $10,500       $12,000
    50,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000
   100,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000
   150,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000
   250,000..................     5,000         7,500         10,000         12,500        15,000         17,500        20,000

  The Corporation maintains a defined benefit Retirement Plan (the "Plan") for all qualifying employees of the Corporation. Remuneration in the Pension Plan Table includes annual base salary and bonus as reported in the Summary and Compensation Table; executive earnings in excess of $50,000 are not included in calculation of the annual benefits payable under the Plan. As of the end of the 1993 fiscal year, the years of credited service for purposes of computing retirement benefits under the Plan for the named executives are as follows: Alyn
V. Essman-37, Russell Isaak-21, Patrick J. Morris-8, David E. April-30, and Barry C. Arthur-28.

  The Plan entitles a participant to a normal monthly retirement benefit upon retirement after age 65 equal to 1% of average monthly gross earnings from and after January 1, 1985, multiplied by the number of years of the participant's service, provided, however, that compensation in excess of $50,000 in any year is not counted for purposes of determining such benefits. Alternatively, a participant may elect to convert his normal form of benefit to a Contingent Annuitant Option, which provides for an actuarially adjusted retirement benefit payable to the participant during his lifetime and for the continuation of benefit payments to the beneficiary after the participant's death, or an Option for Life Annuity with Guaranteed Number of Monthly Payments, which provides for an actuarially adjusted retirement benefit payable to the participant during his life with a guaranty that not less than a guaranteed number of monthly retirement benefit payments will be paid first to the participant and then to his beneficiary. The Plan provides for a lesser benefit for early retirement beginning at age 55. Benefits are fully vested after five years of service. The Corporation periodically makes actuarially determined contributions to the Plan. No deductions are made for social security benefits.

  The Named Executive Officers are also entitled to receive supplemental retirement benefits pursuant to their employment agreements, as discussed more fully below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

  During fiscal year 1993, the Corporation employed the named executives under employment agreements that establish base compensation, bonus and remuneration in the event of a Change of Control. Under these agreements, if the Corporation terminates an employee's employment other than for cause before a Change of Control, the Corporation is obligated to pay the employee two years' base compensation over the two year period. The Corporation has no such obligation if the employee resigns or is terminated for cause. If the Corporation terminates an employee's employment other than for cause after a Change of Control, the Corporation must pay the employee a lump sum equal to two years' base compensation. In the event the named executive officers are terminated (other than for cause) during fiscal 1994 as a result of a Change of Control, the executives would receive the following lump sum payments: Alyn V. Essman-$1,550,000; Russell Isaak-$1,000,000; Patrick J. Morris-$700,000; David E. April-$600,000;
and Barry C. Arthur-$300,000.

  If a Change of Control occurs but the employee is not terminated, he is to continue in a position comparable to that held before the change. The employee's base salary cannot be reduced at any time during the term of the agreement, and after a Change of Control the employee's bonus cannot be less than the highest bonus the employee received during any of the three completed fiscal years preceding the Change of Control. The employee must also be entitled to continue to participate in compensation plans and programs and benefit plans that are at least equivalent to those provided by the Corporation before the Change of Control.

  Under their employment agreements, the named executive officers are entitled to receive supplemental retirement benefits equal to 40% of final base salary not to exceed $100,000 annually for ten years. The Corporation's aggregate liability for these benefits will be offset in part by the proceeds of life insurance. The Corporation made insurance premium payments in fiscal year 1993 of $19,429, $9,730, $12,220, $11,239, and $16,302 on behalf of Messrs. Essman, Isaak, Morris, April, and Arthur, respectively. Beneficiaries of a named executive officer who dies receive annually 40% of the executive's final base salary not to exceed $100,000 until the later of (i) the date he would have attained age 65, or (ii) ten years after the date of his death. If the officer retires at age 65 or after, he receives annually 40% of his final base salary not to exceed $100,000 for ten years. An officer who becomes disabled receives annually, in addition to the amount payable on death or retirement, 40% of his final base salary not to exceed $100,000 until the earlier of (i) the date of his death or (ii) the date he attains age 65. Supplemental retirement, death and disability benefits are pro rated if the qualifying event occurs prior to the executive's tenth anniversary of employment by the Company. Mr. Bohm, a director of the Corporation and a retired officer, received payment of $100,000 under this plan during fiscal 1993.

  Furthermore, certain of the Corporation's employee benefits plans provide for the acceleration of the payment of certain benefits upon a Change of Control, including the Corporation's Restricted Stock Plan and Deferred Compensation and Stock Appreciation Rights Plan. The employment agreements provide that if such accelerated benefits plus the amount payable under the employment agreement in the event of a Change of Control result in the imposition of an excise tax under
Section 4999 of the Internal Revenue Code or any similar tax, the amount of such tax shall be added to the amount paid the employee under the agreement. The amount of this additional payment is to be determined by an independent certified public accounting firm selected by members of the Corporation's Board of Directors who are Continuing Directors as defined in the Corporation's Certificate of Incorporation. (Continuing directors are those persons who were directors in 1987 or were nominated by Continuing Directors and who are not affiliates or associates of the person or entity that effects the Change of Control.)

              COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*

            CPI CORP., S&P 500 STOCK INDEX, AND RUSSEL 2000

             [COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*]

                1/89     1/90      1/91      1/92      1/93      1/94
CPI             $100      107       137       125        99        79
S&P 500         $100      114       124       152       168       190
Russell 2000    $100      102        98       143       162       192

  The Russel 2000 index was selected because it encompasses similarly-sized companies to CPI, as well as diversified companies, like CPI.

[FN]
- - -----

*Total return assumes reinvestment of dividends and $100 invested as of the measurement date in the Corporation's common stock, the S&P 500 and the Russel 2000. The measurement dates for purposes of determining the stock price for CPI Corp. correspond to the fiscal year-end, as follows: February 4, 1989, February 2, 1990, February 1, 1991, January 31, 1992, February 5, 1993, and February 4, 1994. The corresponding measurement dates for the S&P 500 and the Russel 2000 are January 31, 1989-94.

        RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

  The Board of Directors has selected KPMG Peat Marwick, independent certified public accountants, to audit the accounts of the Corporation and its subsidiaries for its current fiscal year ending February 4, 1995. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Board will reconsider the appointment. No member of KPMG Peat Marwick, or any associate thereof, has any financial interest in the Corporation or in its subsidiaries.

  A representative of KPMG Peat Marwick will be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the financial statements of the Corporation for the fiscal year ended February 5, 1994.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR FISCAL 1994.

  The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.

                           OTHER INFORMATION

  Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as necessary to meet legal requirements.

  The Corporation's Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about May 6, 1994, to stockholders of record as of April 25, 1994.

  A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND
EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE CORPORATION UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON, ST. LOUIS, MISSOURI 63103.

                               By Order of the Board of Directors,

                               /s/ Jane E. Nelson

                               JANE E. NELSON
                               Secretary and General Counsel

Dated: May 6, 1994

                               CPI CORP.
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 1994

P    The undersigned, revoking all previous proxies, hereby appoints Alyn
     V. Essman and Russell Isaak or either of them as Proxy or Proxies of
R the undersigned, each with the power to appoint his substitute, to vote, as designated below, all of the shares of Common Stock of CPI
O Corp. (the "Corporation") held of record by the undersigned on April 25, 1994, at the annual meeting of stockholders to be held on June 7,
X 1994, at CPI Corp., 1706 Washington, St. Louis, Mo. 63103, and at any adjournment thereof.
Y
ITEM 1. ELECTION OF DIRECTORS

/ / FOR all nominees listed below        / / WITHHOLD AUTHORITY to
    (except as marked to the                 vote for all nominees
     contrary below)                         listed below


(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

  Milford Bohm, Alyn V. Essman, Russell Isaak, Mary Ann Krey, Lee M.
    Liberman, Nicholas L. Reding, Martin Sneider, Robert L. Virgil

ITEM 2. RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK AS THE
        CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.
        / / FOR   / / AGAINST   / / ABSTAIN

  In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                      (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE.)

  THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.


                                    SIGN
                                    HERE
                                          ------------------------------
                                          (PLEASE SIGN EXACTLY AS NAME
                                                  APPEARS HEREON)
                                    SIGN
                                    HERE
                                            ----------------------------
                                              EXECUTORS, ADMINISTRATORS,
                                               TRUSTEES, ETC. SHOULD SO
                                                INDICATE WHEN SIGNING

                                    DATED
                                              --------------------------

                      APPENDIX

     Page 17 of the printed proxy contains a Comparison of Five-Year Cumulative Return graph. The graph has been included in a format that Edgar can receive.